As filed with the Securities and Exchange Commission on December 13, 2024

Registration No. 333-[_____________]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

BT BRANDS, INC.
(Exact name of registrant as specified in its articles of incorporation)

Wyoming	90-1495764
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

405 Main Avenue West, Suite 2D West Fargo, ND 58078 (307) 274-3055
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kenneth Brimmer

Chief Financial Officer

405 Main Avenue West, Suite 2D

West Fargo, ND 58078

(307) 274-3055

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William P. Ruffa, Esq.

Ruffa & Ruffa, P.C.

207 West Park Avenue

Long Beach, NY 11561

(646) 831-0320

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offering only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains:

•

a base prospectus, which covers the offering, issuance and sales by us of up to $25,000,000 in the aggregate of the securities identified in the base prospectus from time to time in one or more offerings; and

•

an equity distribution agreement prospectus covering the offer, issuance and sale by us of up to a maximum aggregate offering price of up to $3,005,000 of our common stock that may be issued and sold from time to time under an equity distribution agreement (the “Equity Distribution Agreement”) by and between us and Maxim Group LLC (the “Sales Agent” or “Maxim”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The Equity Distribution Agreement prospectus immediately follows the base prospectus. The $3,005,000 of common stock that may be offered, issued and sold under the Equity Distribution Agreement prospectus is included in the $25,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the Equity Distribution Agreement, any portion of the $3,005,000 included in the equity distribution agreement prospectus that is not sold pursuant to the Equity Distribution Agreement will be available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the Equity Distribution Agreement, the full $25,000,000 of securities may be sold in other offerings pursuant to the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated December 13, 2024

PROSPECTUS

BT BRANDS, INC.

$25,000,000

Common Stock

This prospectus contains a general description of the common stock that we may offer for sale with an aggregate initial offering price of up to $25,000,000 from time to time in one or more offerings.  Each time we offer and sell common stock, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the common stock to be offered and may also supplement, update or amend information contained in this prospectus.  Read this prospectus and any supplement carefully before you invest in our securities.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “BTBD.” Warrants to purchase shares of our common stock issued by us on November 12, 2021 are listed on the Nasdaq Capital Market under the symbol “BTBDW.” On December 10, 2024, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.67 per share.

As of the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates is approximately $9,022,493, which is calculated based on 5,040,499 shares of our outstanding common stock held by non-affiliates and a price of $1.79 per share, the closing price of our common stock on October 24, 2024, which is the highest closing sale price of our common stock on the Nasdaq Capital Market within the prior 60 days of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.  During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 3 of this prospectus and contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2024.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer to sell the common stock described in this prospectus in one or more offerings up to a total aggregate offering price of $25,000,000. In no event will we sell common stock with a value exceeding more than one-third of our “public float” (the aggregate market value of our outstanding common stock and any other equity securities that we may issue in the future that are held by non-affiliates) in any 12-calendar month period so long as our public float remains below $75,000,000. Each time we offer common stock under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference.”

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, neither we nor any applicable underwriters have taken any action that would permit us to publicly sell the common stock in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering and sale of the common stock and the distribution of this prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus including the documents we incorporate by reference therein may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “might,” “approximately,” “expect,” “predict,” “could,” “potentially,” “attempt,” “seek” or the negative of these terms or other similar expressions. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations.

Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, as well as any amendments thereto.

These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and in the documents incorporated by reference herein. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

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PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities.  Unless the context otherwise requires, the terms “BT Brands,” the “Company,” “we,” “us” and “our” refer to BT Brands, Inc. and not to any of its existing or future subsidiaries.

Our Business

BT Brands owns and operates various restaurants in the eastern two-thirds of the United States. As of September 29, 2024, including our partially-owned Bagger Dave’s business, we operated eighteen restaurants comprising the following:

•	Eight Burger Time fast-food restaurants located in the North Central region of the United States, including a unit in Ham Lake, Minnesota, which commenced operations as a Burger Time effective July 1, 2024;
•	Village Bier Garten is a German-themed restaurant, bar, and entertainment venue in Cocoa, Florida;
•	Keegan’s Seafood Grille in Indian Rocks Beach, Florida;
•	Pie In The Sky Coffee and Bakery in Woods Hole, Massachusetts;
•	Schnitzel Haus located in Hobe Sound, Florida; and
•	Unconsolidated affiliate, approximately 40% owned Bagger Dave’s Burger Tavern, Inc., operates six Bagger Dave’s restaurants in Michigan, Ohio, and Indiana.

Our objective is to build value for our shareholders in the food service industry. Our principal strategy is acquiring restaurant properties at attractive earnings multiples. During 2022, we acquired three operating restaurants and an ownership interest in Bagger Dave’s, an operator of six casual restaurants, representing an ownership interest of approximately 40% of that business as of September 29, 2024. During the second quarter of 2024, we acquired assets and assumed the remaining lease obligation related to the Schnitzel Haus restaurant in Hobe Sound, Florida. We operate the acquired businesses with a shared central management organization.

Growth Strategy

We are seeking to increase value for our shareholders in the food service industry. Our strategy is to acquire restaurant concepts and individual properties at attractive earnings multiples. Other key elements of our growth strategy encompass increasing same-store sales and introducing a campaign to boost brand awareness.

As we develop and extend our business into new food concepts and geographic areas, we expect to pursue strategies that will leverage our multiple brands, capacity, and reach, which may include:

•	offering third-party (e.g., Uber Eats) and local delivery services;

•	entering into licensing agreements allowing the third-party sale of our products and

•	employing direct database marketing, including social media, to drive business.

As a public company, we may be presented with other opportunities, including, for example, a reverse merger candidate in the restaurant industry, whereby a significantly larger private restaurant chain avails itself of our public company status by merging with our business. We will evaluate these opportunities if and when they are presented.

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Growth Through Acquisitions

We intend to continue to make acquisitions that provide an entrance into targeted restaurant segments and geographic areas. Restaurant businesses frequently become available for acquisition. We may purchase either individual restaurant properties or multi-unit businesses at prices expected to provide attractive returns on our investment. In addition, we may acquire operating assets where a franchise program is the focus of the acquired food service business. We intend to evaluate acquisition opportunities to ensure the accretive and efficient integration of additional restaurant concepts. Successful execution of our strategy will allow us to continue to diversify our operations both into other dining concepts and geographic locations.

In evaluating opportunities, we consider the following characteristics, among others, relevant to each opportunity:

•	the value proposition when comparing the purchase price to the potential return on our investment;

•	established, recognized brands within a geographic footprint;

•	a historical record of consistent and growing cash flow;

•	record of operating performance;

•	sustainable operating results;

•	geographic diversification, and

•	growth potential.

We operate acquired businesses with a shared central management organization. Following acquisition, we may pursue a plan to expand the number of locations and increase comparable store sales and profits, as described below. By leveraging our management services platform, we expect to achieve post-acquisition cost benefits by reducing the acquired business's corporate overhead. If we acquire restaurant chains or individual units near each other, concentration could provide economic synergies with respect to management functions, marketing, advertising, supply chain assistance, staff training, and operational oversight.

Increase Sales

We seek to utilize  a multi-faceted sales growth strategy to optimize restaurant performance. One of the metrics we use to measure an increase in sales is same-store sales growth, which reflects the change in year-over-year sales for the comparable store base.  We will apply techniques proven in the restaurant industry to increase same-store sales at all our restaurants. We also may develop new approaches that reflect our corporate character and restaurant composition. We expect to utilize customer feedback and analyze sales data to introduce, test, and hone existing and new menu items. In addition, we will investigate using public relations and experiential marketing to engage customers. Our strategies to increase same-store sales will evolve as we acquire new restaurant concepts in new markets.

Increase Brand Awareness

Increasing brand awareness is important to the growth of our Company. We seek to develop and implement forward-looking branding strategies for our businesses. We  attempt to leverage social media and employ targeted digital advertising to expand the reach of our brands and drive traffic to our stores. In addition, we intend to develop mobile applications that will allow consumers to find restaurants, order online and receive special offers.

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Implications of Being a “Smaller Reporting Company”

We are a smaller reporting company as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report and have reduced disclosure obligations regarding executive compensation, and if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

Corporate Information

The Company’s principal executive offices are located at 405 Main Avenue West, Suite 2D, West Fargo, ND 58078, and our telephone number is (307) 274-3055. The Company’s website address is www.itsburgertime.com.  Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and is not considered part of, this prospectus. You should not rely on any information on that website in making your decision to purchase shares of our common stock.

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RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with the common stock which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus to fund working capital, acquisitions, capital expenditures and other general corporate purposes. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with the common stock offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received by us for our sale of securities sold pursuant to the prospectus supplement or free writing prospectus.

PLAN OF DISTRIBUTION

We may sell common stock from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise, or a combination of these methods. We may sell common stock to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute common stock from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the common stock, including, to the extent applicable:

•	the name or names of the underwriters, broker, or agent if any;

•	the purchase price of the common stock or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional common stock from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the common stock may be listed.

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Only underwriters named in the prospectus supplement will be underwriters of the common stock offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the common stock for their own account and may resell the common stock from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the common stock offered by the prospectus supplement, other than common stock covered by any option to purchase additional shares. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of common stock and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the common stock, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the common stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

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DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. You can access complete information by referring to our amended and restated articles of incorporation, as amended (“articles of incorporation”) and amended and restated bylaws, as amended (the “bylaws”), which are filed as exhibits to the registration statement of which this prospectus forms a part.

General

Our articles of incorporation authorize the issuance of up to 150,000,000 shares of common stock, par value of $0.002 per share, and 2,000,000 shares of preferred stock, par value of $0.001 per share.

As of December 13, 2024, there were:

•	6,154,724 shares of our common stock outstanding; and
•	no shares of our preferred stock designated or outstanding.

Description of Common Stock

The following is a description of the rights and privileges of our common stock and related provisions of our articles of incorporation, our bylaws, and applicable provisions of Wyoming law. This description is qualified in its entirety by, and should be read in conjunction with, our articles of incorporation and bylaws and the applicable provisions of Wyoming law.

Voting Rights

Holders of our common stock are entitled to cast one vote per share. Holders of our common stock are not entitled to cumulative voting in the election of directors. Generally, an action is approved by our stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, except in a contested director election where directors are elected by a plurality of the votes cast.

Dividend Rights

Holders of our common stock share ratably (based on the number of shares of our common stock held) if and when any dividend is declared by our board of directors (“Board”) out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, our common stock with respect to the payment of dividends.

Liquidation Rights

On our liquidation, dissolution or winding up, each holder of our common stock will be entitled to a pro rata distribution of the net assets, if any, available for distribution to common stockholders after payment of liabilities and after the satisfaction of any liquidation preference, if any, owed to the holders of any preferred stock.

Other Matters

No shares of our common stock are subject to redemption or have preemptive rights to purchase additional shares of our common stock. Holders of shares of our common stock do not have subscription, redemption or conversion rights.

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Authorized but Unissued Shares

The authorized but unissued shares of our common stock, including shares held as Treasury Stock, will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock could render it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Trading

Our common stock is listed on The Nasdaq Stock Market under the symbol “BTBD.” Warrants to purchase shares of common stock trade on The Nasdaq Stock Market under the symbol “BTBDW.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company as our transfer agent and registrar for our common stock and warrant agent for our warrants. Its address is 1 State Street, 30th Floor, New York, NY 10004, its telephone number is (212) 509-4000 and its email address is cstmail@continentalstock.com.

Description of Preferred Stock

The following description sets forth certain general terms of the shares of our preferred stock to which any prospectus supplement may relate. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our articles of incorporation, the applicable articles supplementary that describes the terms of the related class or series of our preferred stock, and our bylaws, each of which we will make available upon request.

Subject to the limitations prescribed by Wyoming law and our articles of incorporation and bylaws, our Board is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of our Board of Directors or duly authorized committee thereof.

IPO Warrants

On November 12, 2021, we completed an initial public offering of units consisting of one share of common stock and one warrant to purchase one share of common stock (the “IPO”). There are currently 2,386,388 publicly traded warrants outstanding (the “IPO Warrants”). The following summary of certain terms and provisions of the IPO warrants plus the additional IPO Warrants issued as a result of the exercise, in part, of the underwriter’s over-allotment option in the IPO, is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us and Continental Stock Transfer & Trust Company, LLC, as warrant agent, and the form of warrant.

Exercise of Warrants

The IPO Warrants are exercisable at any time until 5:00 P.M. New York City time on November 11, 2026. The IPO Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the IPO Warrants under the Securities Act, is effective and available for the issuance of such shares of common stock, or an exemption from registration under the Securities Act is available for the issuance of such shares of common stock, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the common stock underlying the IPO Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such common stock, the holder may, in its sole discretion, elect to exercise the IPO Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the IPO Warrant. No fractional shares of common stock will be issued in connection with the exercise of an IPO Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

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Exercise Price

The exercise price per share purchasable upon exercise of the IPO Warrants is $5.50 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock and also upon any distributions of assets, including cash, stock or other property to our shareholders.

Redemption

We may call the IPO Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to the warrant holders; and

•

if, and only if, the reported last sale price of the common stock equals or exceeds $8.25 (subject to adjustment), or 150% of the warrant exercise price, for any 20 consecutive trading days ending on the third trading day prior to the date we send the notice of redemption to the warrant holders.

We may exercise our redemption right even if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws and we are unable to effect such registration or qualification, subject to our obligation in such case to use our best efforts to register or qualify the shares of common stock under the blue sky laws of the state of residence in those states in which the warrants were initially offered by us in this offering.

Transferability

Subject to applicable laws, the IPO Warrants are freely tradeable and may be offered for sale, sold, transferred or assigned without our consent.

Warrant Agent

The IPO Warrants were issued in registered form under a warrant agent agreement between American Stock Transfer & Trust Company, LLC, as warrant agent, and us. The IPO Warrants shall be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Representative Warrants Issued in the IPO

In connection with IPO, we issued to Maxim and Joseph Gunnar & Co., LLC, as the representatives of the several underwriters named below (the “Representatives”), warrants to purchase up to an aggregate of 192,000 shares of common stock, or 8% of the aggregate number of shares of common stock sold in the IPO. The representative warrants are exercisable at any time, and from time to time, in whole or in part, until November 11, 2026. The warrants are exercisable for cash or on a cashless basis at an exercise price equal to $5.50 per share, subject to adjustment. The representative warrants provide for adjustment in the number and exercise price of such warrants (and the shares of common stock underlying such warrants) to prevent dilution in the event of a forward or reverse stock split, stock dividend or similar recapitalization or future financing undertaken by the Company.

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Stock Options

As of December 13, 2024, we had options outstanding to purchase an aggregate of 339,500 shares of common stock that were issued under our equity compensation plans and 250,000 issuable under a Contingent Share Award plan upon achievement of certain conditions outlined in the Plan. As of December 13, 2024, there were 760,500 shares of common stock reserved for future issuance under our equity incentive plans.

Anti-Takeover Effects of our Articles of Incorporation and Bylaws

General

The provisions of Wyoming law, our articles of incorporation and our bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our Company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Wyoming Anti-Takeover Laws

The Wyoming Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.”  This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Wyoming corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part.  The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%.  A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares.  The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation.  Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.  The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act.  An Issuing Corporation is a Wyoming corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Wyoming; and (2) does business in Wyoming directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Wyoming.  Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met.  At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Wyoming “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company.  This statute prevents an “interested stockholder” and a resident domestic Wyoming corporation from entering into a “combination,” unless certain conditions are met.  The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation.

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An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof.  A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares.  If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Wyoming’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if they cannot obtain the approval of our board of directors.

Articles of Incorporation and Bylaw Provisions

Our articles of incorporation and our bylaws include several provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

•	Board of directors’ vacancies. Our articles of incorporation and bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by our board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

•	Special meeting of stockholders. Our bylaws provide that special meetings of our stockholders may be called only by our board of directors, the Chairman of our board of directors, our Chief Executive Officer or our President, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

•	Advance notice requirements for stockholder proposals and director nominations. Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

•	No cumulative voting. The Wyoming Business Corporation Act provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s articles of incorporation provide otherwise. Our articles of incorporation do not provide for cumulative voting.

•	Issuance of undesignated preferred stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 2,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

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LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Wyoming Business Corporation Act (“WBCA”) provides that a Wyoming corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. may indemnify. Further, the WBCA provides that a corporation may indemnify an individual who is a party to a proceeding because the individual is a director against liability incurred in the proceeding if:(i) the director conducted himself or herself in good faith; and, (ii) he or she reasonably believed that his or her conduct was in or at least not opposed to the corporation's best interests; and (iii) in the case of any criminal proceeding, the director had no reasonable cause to believe his or her conduct was unlawful. In addition, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation: (i) to the same extent as a director; and (ii) if he or she is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract, except for: (A) liability in connection with a proceeding by or in the right of the corporation other than for expenses incurred in connection with the proceeding; or (B) liability arising out of conduct that constitutes: (I) receipt by the officer of a financial benefit to which he is not entitled; (II) an intentional infliction of harm on the corporation or the shareholders; or (III) An intentional violation of criminal law.

Our articles of incorporation and bylaws include provisions requiring us to indemnify, to the fullest extent permitted by law, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, or investigative, by reason that he or she, or his or her testator or intestate, is or was a director or officer of the Company, or serves or served at any other enterprise as a director or officer at the request of the Company.

We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding related to such individuals serving as our directors, executive officers or employees. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Please read “Item 17. Undertakings” for more information on the SEC’s position regarding such indemnification provisions.

LEGAL MATTERS

The validity of the securities being offered by this prospectus is being passed upon for us by Ruffa & Ruffa, P.C., Long Beach, New York, which is acting as securities counsel to BT Brands, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of BT Brands, Inc. appearing in BT Brands, Inc.’s Annual Report (Form 10-K) for the years ended December 31, 2023, and January 1, 2023, have been audited by Boulay PLLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE TO FIND ADDITIONAL INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act with respect to the common stock that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the common stock that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.

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We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement of which this prospectus forms a part, including the exhibits and schedules to the registration statement, and the reports, statements or other information we file with the SEC are all available on the SEC’s website at http://www.sec.gov. You may also access our SEC filings free of charge on our website at http://www.itsburgertime.com. You should not consider information on our website to be part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

This prospectus incorporates by reference the documents set forth below that have been previously filed or furnished, as applicable, with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on April 1, 2024;

•

Our Quarterly Reports on Form 10-Q for the quarter ended September 29, 2024, filed with the SEC on November 13, 2024; for the quarter ended June 30, 2024, as filed with the SEC on August 14, 2024, as amended by Amendment No. 1 thereto filed with the SEC on August 15, 2024; and for the quarter ended March 31, 2024, filed with the SEC on May 15, 2024;

•	Our Current Reports on Form 8-K, as filed with the SEC on February 21, 2024, June 10, 2024, October 28, 2024 and December 10, 2024; and

•	The description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on November 12, 2021.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

BT Brands, Inc.

405 Main Avenue West

Suite 2D

West Fargo, ND 58078

(701) 277-0080

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In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at http://www.itsburgertime.com. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or any accompanying prospectus supplement.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

THE INFORMATION CONTAINED ON, OR ACCESSIBLE THROUGH, OUR WEBSITE IS NOT INCORPORATED INTO AND DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated December 13, 2024

PROSPECTUS

BT BRANDS, INC.

$3,005,000

Common Stock

BT Brands, Inc. has entered into an Equity Distribution Agreement with Maxim Group LLC (“Maxim”) relating to the sale of our common stock, par value $0.002 per share, offered by this prospectus. In accordance with the terms of the Equity Distribution Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $3,005,000 from time to time through Maxim acting as agent.

Sales of our common stock, if any, under this prospectus will be made in sales deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law, including in privately negotiated transactions. Maxim is not required to sell any specific amount, but will use its commercially reasonable efforts to sell on our behalf all the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Maxim and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. We provide more information about how the shares of common stock will be sold in the section entitled “Plan of Distribution.”

Maxim will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds of each sale of shares of our common stock. See “Plan of Distribution” beginning on page P-10 for additional information regarding the compensation to be paid to Maxim. In connection with the sale of shares of our common stock on our behalf, Maxim will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Maxim will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Maxim with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Our common stock is listed on the Nasdaq Capital Market under the symbol “BTBD.” Warrants to purchase shares of our common stock issued by us on November 12, 2021 are listed on the Nasdaq Capital Market under the symbol “BTBDW.” On December 10, 2024, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.67 per share.

The aggregate market value of our outstanding common stock held by non-affiliates, or the public float, is approximately $9,022,493, which is calculated based on 5,040,499 shares of our outstanding common stock held by non-affiliates and a price of $1.79 per share, the closing price of our common stock on October 24, 2024, which is the highest closing sale price of our common stock on the Nasdaq Capital Market within the prior 60 days of this prospectus. During the prior twelve calendar month period that ends on and includes the date hereof, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 to Form S-3. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float (the market value of our common stock held by our non-affiliates) in any 12-month period so long as our public float remains below $75.0 million. As of December 10, 2024, one-third of our public float is equal to approximately $3,007,498.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page P-5 of this prospectus, page [3] of the base prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Maxim Group LLC

The date of this prospectus is                          , 2024

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ABOUT THIS PROSPECTUS

This prospectus relates to part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in our base prospectus included in the shelf registration statement in one or more offerings up to a total aggregate offering price of $25,000,000. The $3,005,000 of shares of common stock that may be offered, issued and sold under this prospectus is included in the $25,000,000 of securities that may be offered, issued and sold by us pursuant to our shelf registration statement. In connection with such offers and when accompanied by the base prospectus included in the registration statement of which this prospectus is a part, this prospectus will be deemed a prospectus supplement to such base prospectus.

This prospectus relates to the offering of our shares of common stock. Before buying any of our shares of common stock that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.

This prospectus describes the terms of this offering of our shares of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus) the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and Maxim has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Maxim is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the documents incorporated by reference in this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus, the documents incorporated by reference in this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “BT Brands,” the “Company,” “we,” “us,” “our” and similar references refer to BT Brands, Inc., an entity incorporated under the laws of the State of Wyoming, and where appropriate our consolidated subsidiaries.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “might,” “approximately,” “expect,” “predict,” “could,” “potentially,” “seek” or the negative of these terms or other similar expressions. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations.

Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference in this prospectus, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto.

These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties under the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K, as well as any amendments thereto, filed with the SEC, which are incorporated by reference into this prospectus. Additional factors are discussed under the section entitled “Risk Factors” in this prospectus and any free writing prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

P-iii

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities.  Unless the context otherwise requires, the terms “BT Brands,” the “Company,” “we,” “us” and “our” refer to BT Brands, Inc. and not to any of its existing or future subsidiaries.

Our Business

BT Brands owns and operates various restaurants in the eastern two-thirds of the United States. As of September 29, 2024, including our partially-owned Bagger Dave’s business, we operated eighteen restaurants comprising the following:

•	Eight Burger Time fast-food restaurants located in the North Central region of the United States, including a unit in Ham Lake, Minnesota, which commenced operations as a Burger Time effective July 1, 2024;

•	Village Bier Garten is a German-themed restaurant, bar, and entertainment venue in Cocoa, Florida;

•	Keegan’s Seafood Grille in Indian Rocks Beach, Florida;

•	Pie In The Sky Coffee and Bakery in Woods Hole, Massachusetts ;

•	Schnitzel Haus located in Hobe Sound, Florida; and

•	Unconsolidated affiliate, approximately 40% owned Bagger Dave’s Burger Tavern, Inc., operates six Bagger Dave’s restaurants in Michigan, Ohio, and Indiana.

Our objective is to build value for our shareholders in the food service industry. Our principal strategy is acquiring multi-unit restaurant concepts and individual properties at attractive earnings multiples. During 2022, we acquired three operating restaurants and an ownership interest in Bagger Dave’s, an operator of six casual restaurants, representing an ownership interest of approximately 40% of that business as of September 29, 2024. During the second quarter of 2024, we acquired assets and assumed the remaining lease obligation related to the Schnitzel Haus restaurant in Hobe Sound, Florida. We continue to consider new acquisition opportunities. We operate the acquired businesses with a shared central management organization.

Growth Strategy

We are seeking to increase value for our shareholders in the food service industry. Our strategy is to acquire properties at attractive earnings multiples. Other key elements of our growth strategy encompass increasing same-store sales and introducing a campaign to boost brand awareness.

As we develop and extend our business into new food concepts and geographic areas, we may pursue strategies seeking to leverage our multiple brands, capacity, and reach, which may include:

•	offering third-party (e.g., Uber Eats) and local delivery services;

•	entering into licensing agreements allowing the third-party sale of our products and

•	employing direct database marketing, including social media, to drive business.

As a public company, we may be presented with other opportunities, including, for example, a reverse merger candidate in the restaurant industry, whereby a significantly larger private restaurant chain avails itself of our public company status by merging with our business. We will evaluate these opportunities if and when they are presented.

P-1

Growth Through Acquisitions

We intend to continue to make acquisitions that provide an entrance into targeted restaurant segments and geographic areas. Restaurant businesses frequently become available for acquisition. We may purchase either individual restaurant properties or multi-unit businesses at prices expected to provide attractive returns on our investment. In addition, we may acquire operating assets where a franchise program is the focus of the acquired food service business. We intend to evaluate acquisition opportunities to ensure the accretive and efficient integration of additional restaurant concepts. Successful execution of our strategy will allow us to continue to diversify our operations both into other dining concepts and geographic locations.

In evaluating opportunities, we consider the following characteristics, among others, relevant to each opportunity:

•	the value proposition when comparing the purchase price to the potential return on our investment;

•	established, recognized brands within a geographic footprint;

•	a historical record of consistent and growing cash flow;

•	record of operating performance;

•	sustainable operating results;

•	geographic diversification, and

•	growth potential.

We operate acquired businesses with a shared central management organization. Following acquisition, we may pursue a plan to expand the number of locations and increase comparable store sales and profits, as described below. By leveraging our management services platform, we expect to achieve post-acquisition cost benefits by reducing the acquired business's corporate overhead. If we acquire restaurant chains or individual units near each other, concentration could provide economic synergies with respect to management functions, marketing, advertising, supply chain assistance, staff training, and operational oversight.

Increase Sales

We intend to deploy a multi-faceted sales growth strategy to optimize restaurant performance. One of the metrics we use to measure an increase in sales is same-store sales growth, which reflects the change in year-over-year sales for the comparable store base.  We will apply techniques proven in the restaurant industry to increase same-store sales at all our restaurants. We also may develop new approaches that reflect our corporate character and restaurant composition. We expect to utilize customer feedback and analyze sales data to introduce, test, and hone existing and new menu items. In addition, we will investigate using public relations and experiential marketing to engage customers. Our strategies to increase same-store sales will evolve as we acquire new restaurant concepts in new markets.

Increase Brand Awareness

Increasing brand awareness is essential to the growth of our Company. We intend to develop and implement forward-looking branding strategies for our businesses. We will seek to leverage social media and employ targeted digital advertising to expand the reach of our brands and drive traffic to our stores. In addition, we intend to develop mobile applications that will allow consumers to find restaurants, order online and receive special offers. We expect our branding initiatives to evolve as we complete acquisitions.

P-2

Recent Developments

Share Repurchase Program

The following table presents our common stock repurchase activity under our previously announced stock repurchase plan for the three months ended September 29, 2024:

The table below sets forth information with respect to shares repurchased during the quarter ended September 29, 2024	Total Number of Shares Purchased	Average Price Paid per Share	Total Number of Shares Purchased as Part of Publicly Announced Programs (1)	Maximum Number of Shares that May Yet be Purchased under the Programs (1)
July 1 – July 31, 2024	13,856	$1.49	13,856	560,780
August 1 – August 31 2024	2,547	$1.44	2,547	558,161
September 1 – September 29, 2024	7,342	$1.63	7,342	550,819

(1)

On June 6, 2024, we authorized a stock repurchase program, under which we may repurchase up to 625,000 shares, or approximately 10.0%, of our currently issued and outstanding common stock (the “2024 Share Repurchase Program”). We have not established any maximum aggregate price to be paid for shares that we repurchase. As of September 29, 2024, we had repurchased an aggregate of 74,181 shares under the 2024 Share Repurchase Program. We may purchase up to an additional 550,819 shares under the 2024 Share Repurchase Program. We are purchasing the shares with available cash and may repurchase shares of our common stock from time to time, in amounts, at prices, and at such times as we deem appropriate, subject to market conditions, legal requirements and other considerations. Our repurchases may be executed using open market purchases, unsolicited or solicited privately negotiated transactions or other transactions. The 2024 Share Repurchase Program does not obligate us to repurchase any specific number of shares and may be suspended, modified or terminated at any time without prior notice. The 2024 Share Repurchase Program does not contain a time limitation during which repurchases are permitted to occur.

Implications of Being a “Smaller Reporting Company”

We are a smaller reporting company as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report and have reduced disclosure obligations regarding executive compensation, and if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

Corporate Information

The Company’s principal executive offices are located at 405 Main Avenue West, Suite 2D, West Fargo, ND 58078, and our telephone number is (701) 277-0080. The Company’s website address is www.itsburgertime.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and is not considered part of, this prospectus. You should not rely on any information on that website in making your decision to purchase shares of our common stock.

P-3

THE OFFERING

Issuer	BT Brands, Inc.

Common stock to be offered by us pursuant to this prospectus

Up to 1,799,401 shares of our common stock having an aggregate offering price of up to approximately $3,005,000 at an assumed offering price of $1.67 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on December 10, 2024.

Common stock to be outstanding after the offering

Up to 7,954,125 shares of our common stock (as more fully described in the notes following this table), assuming sales of approximately $3,005,000 shares of our common stock, or 1,799,401 shares of our common stock in this offering at an assumed offering price of $1.67 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on December 10, 2024. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering

“At the market offering” as defined in Rule 415(a)(4) pursuant to which we may, issue and sell shares of our common stock, from time to time through or to Maxim, acting as our agent or principal, of which up to $3,005,000 of shares of our common stock (or 1,799,401 shares of our common stock in this offering at an assumed offering price of $1.67 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on December 10, 2024) are covered by this prospectus. See the section of this prospectus entitled “Plan of Distribution.”

Use of proceeds

We currently intend to use the net proceeds from this offering for working capital, acquisitions, capital expenditures and other general corporate purposes. See the section of this prospectus entitled “Use of Proceeds.”

Risk factors

You should read the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Capital Market Trading Symbol	BTBD

Unless we indicate otherwise, all information in this prospectus is based on 6,154,724 shares of our common stock outstanding as of September 29, 2024. The number of shares outstanding as used throughout this prospectus, unless otherwise indicated, excludes, as of September 29, 2024:

• 167,554 shares of our common stock issuable upon the exercise of outstanding stock options, with a weighted-average exercise price of $2.70 per share;

• 2,368,000 shares of our common stock issuable upon exercise of outstanding warrants, with an exercise price of $5.50 per share; and

• 760,500 additional shares of our common stock reserved for future issuance under our equity incentive plan.

• 250,000 shares potentially issuable under the Company’s 2023 Contingent Incentive Share Award grant to senior management.

• 100,000 shares issuable under a consulting agreement with an advisor to the Company at $2.50 per share.

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RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus and the information incorporated by reference herein, including any risk factors contained in our annual and other reports filed with the SEC. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to this Offering

Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering, if any, for working capital, acquisitions, capital expenditures and other general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds, if any, may be used for corporate purposes that do not improve our operating results or enhance the value of our common stock. The failure of our management to use these funds effectively could have a material adverse effect on our business and cause the market price of our common stock to decline. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing instruments and U.S. government securities. These investments may not yield a favorable return to our stockholders.

The Company’s stock price has fluctuated in the past and may be volatile in the future, and as a result, investors in our common stock could incur substantial losses.

Our stock price has fluctuated in the past, has recently been volatile, and may be volatile in the future. Over the last twelve months, the reported closing price of our common stock on the Nasdaq Capital Market has ranged from a high of $2.75 on December 20, 2023 to a low of $1.25 on May 29, 2024. Volatility in the price of our common stock can be attributable to a number of factors. For example, we may incur rapid and substantial decreases in our stock price in the foreseeable future that are unrelated to our operating performance or prospects. The stock market has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may experience losses on their investment in our common stock. The market price for our common stock may be influenced by many factors, including the following:

•	actual or anticipated fluctuations in comparable restaurant sales or operating results, whether in our operations or in those of our competitors;
•	changes in financial estimates or opinions by research analysts, either with respect to us or other quick-service restaurant companies;
•	our failure to integrate new restaurants that we develop or acquire into our corporate framework or our failure to operate any such new restaurants profitably;
•	any failure to meet investor or analyst expectations;
•	the public’s reaction to our press releases, other public announcements and our filings with the SEC;
•	actual or anticipated changes in domestic or worldwide economic, political or market conditions, such as recessions;
•	changes in the consumer spending environment;
•	changes in laws or regulations, or new interpretations or applications of laws and regulations, that are applicable to our business;
•	changes in accounting standards, policies, guidance, interpretations or principles;
•	short sales, hedging and other derivative transactions in the shares of our common stock;
•	future sales or issuances of our common stock, including sales or issuances by us, our directors or executive officers and our significant stockholders;

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•	our dividend policy;
•	changes in the market valuations of other restaurant companies;
•	actions by stockholders;
•	various market factors or perceived market factors, including rumors, involving us, our suppliers and distributors, whether accurate or not;
•

announcements by us or our competitors of new locations, menu items, technological advances, significant acquisitions, strategic partnerships, divestitures, joint ventures or other strategic initiatives; and

•	a loss of a key member of management.
•

other events or factors, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, and natural disasters such as hurricanes, floods, fires, earthquakes, tornadoes or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. Since the stock price of our common stock has fluctuated in the past, has been volatile recently and may be volatile in the future, investors in our common stock could incur substantial losses. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against the Company, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect its business, financial condition, results of operations and growth prospects. There can be no guarantee that our stock price will remain at current prices or that future sales of our common stock will not be at prices lower than those sold to investors.

Additionally, recently, securities of certain companies have experienced significant and extreme volatility in stock price due to short sellers of shares of common stock, known as a “short squeeze.” These short squeezes have caused extreme volatility in those companies and in the market and have led to the price per share of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of the company. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment as the price per share has declined steadily as interest in those stocks has abated. While the Company has no reason to believe its shares would be the target of a short squeeze, there can be no assurance that it won’t be in the future, and you may lose a significant portion or all of your investment if you purchase our shares at a rate that is significantly disconnected from its underlying value.

If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may in the future issue additional equity securities or securities convertible into or exchangeable for equity securities, which may result in additional dilution to investors.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of 1,799,401 shares of our common stock are sold at a price of $1.67 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on December 10, 2024, new investors in this offering will incur immediate dilution of $0.41 per share, representing the difference between our as adjusted net tangible book value per share as of the fiscal quarter ended September 29, 2024 after giving effect to this offering and the assumed price. For a more detailed discussion of the foregoing, see the section entitled “Dilution” elsewhere in this prospectus. To the extent that our outstanding stock options or warrants are exercised, there will be further dilution to new investors.

Our need for future financing may result in the issuance of additional securities which will cause investors to experience dilution.

Our cash requirements may vary from those now planned depending upon numerous factors. There are no commitments by any person for future financing. Our securities may be offered to other investors at a price lower than the price per share offered to current stockholders, or upon terms which may be deemed more favorable than those offered to current stockholders. In addition, the issuance of securities in any future financing may dilute an investor’s equity ownership and have the effect of depressing the market price for our securities. Moreover, we may issue derivative securities, including options and/or warrants, from time to time, to procure qualified personnel or for other business reasons. The issuance of any such derivative securities, which is at the discretion of our Board of Directors, may further dilute the equity ownership of our stockholders.

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We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. No assurance can be given as to our ability to procure additional financing, if required, and on terms deemed favorable to us. To the extent additional capital is required and cannot be raised successfully, we may then have to limit our then current operations and/or may have to curtail certain, if not all, of our business objectives and plans.

Upon exercise of our outstanding options or warrants, we will be obligated to issue a substantial number of additional shares of common stock, which will dilute our existing shareholders.

We are obligated to issue additional shares of our common stock in connection with any exercise or conversion, as applicable, of outstanding options and warrants. As of September 29, 2024, there were options and warrants outstanding convertible into an aggregate of 2,783,554 shares of our common stock. The exercise of warrants or options will cause us to issue additional shares of our common stock and will dilute the percentage ownership of its shareholders. In addition, we have in the past, and may in the future, exchange outstanding securities for other securities on terms that are dilutive to the securities held by other shareholders not participating in such an exchange.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our common stock.

Our Articles of Incorporation, as amended, authorizes the issuance of 150,000,000 shares of our common stock and 2,000,000 shares of preferred stock. In certain circumstances, shares of our common stock, as well as the awards available for issuance under our equity incentive plans, can be issued by our Board of Directors, without stockholder approval. Any future issuances of such stock would further dilute the percentage ownership of us held by holders of our common stock and preferred stock. In addition, the issuance of certain securities, including pursuant to the terms of our stockholder rights plan, may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of the common stock.

Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

We may issue shares of our common stock from time to time in connection with this offering. This issuance from time to time of these new shares of our common stock, or our ability to issue these shares of our common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

P-7

The shares of common stock offered under this prospectus and documents incorporated by reference into this prospectus may be sold in an “at the market offering,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under this prospectus and documents incorporated by reference into this prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares of common stock we may issue under the Equity Distribution Agreement and the aggregate proceeds resulting from those sales, at any one time or in total, is uncertain.

Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to deliver a notice to Maxim at any time throughout the term of Equity Distribution Agreement. The number of shares that are sold through Maxim after delivering a notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with Maxim in any applicable notice, and the demand for our common stock during the sales period. Because the price of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares of common stock that will ultimately be issued by us under the Equity Distribution Agreement or aggregate proceeds to be raised in connection with those sales.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur as a result of our utilization of our shelf registration statement, our Equity Distribution Agreement with Maxim or otherwise could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or the market perception that we are permitted to sell a significant number of our securities would have on the market price of our common stock.

P-8

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $3,005,000, from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Equity Distribution Agreement as a source of financing.

We currently intend to use the net proceeds, if any, from the sales of shares of our common stock offered by this prospectus for working capital, acquisitions, capital expenditures and other general corporate purposes. We have broad discretion in determining how the proceeds of this offering will be used, and our discretion is not limited by the aforementioned possible uses. Our Board of Directors believes the flexibility in application of the net proceeds is prudent.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received from this offering. The amounts and timing of our actual expenditures will depend on numerous factors including our operating costs and the amount of funding, if any, received by us. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of management regarding the application of the net proceeds from the offering. We may find it necessary or advisable to reallocate the net proceeds of this offering; however, any such reallocation would be substantially limited to the categories set forth above as we do not intend to use the net proceeds for other purposes. Pending such uses set forth above, we plan to invest the net proceeds in government securities and other short-term investment grade, marketable securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends, if any, on our common stock will be at the discretion of our Board of Directors and will depend on, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions.

DILUTION

Our net tangible book value as of September 29, 2024 was approximately $7,285,289, or $1.18 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 29, 2024 (or 6,154,724 shares). Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the pro forma adjustment above and the sale of 1,799,401 shares of our common stock in this offering at an assumed offering price of $1.67 per share, which was the closing price of our common stock on the Nasdaq Capital Market on December 10, 2024, and after deducting Maxim’s fees and estimated offering expenses payable by us, our pro forma, as adjusted net tangible book value as of the quarter ended September 29, 2024 would have been approximately $10,050,139 or $1.26 per share. This represents an immediate increase in as adjusted net tangible book value of $0.08 per share to existing stockholders and an immediate dilution of $0.41 per share to new investors purchasing shares of common stock in this offering. The following table illustrates this per share dilution:

Assumed public offering price per share	$1.67
Pro Forma net tangible book value per share as of September 29, 2024	1.18
Increase in pro forma net tangible book value per share attributable to this offering	0.08
Pro Forma as adjusted net tangible book value per share as of September 29, 2024, after giving effect to this offering	1.26
Dilution per share to new investors purchasing shares of our common stock in this offering	.41

P-9

The above discussion and table are based on 6,154,724 shares of our common stock outstanding as of September 29, 2024, as adjusted for the adjustments set forth above and excludes, as of September 29, 2024:

•	167,554 shares of our common stock issuable upon the exercise of outstanding stock options, with a weighted-average exercise price of $2.70 per share;

•	2,368,000 shares of our common stock issuable upon exercise of outstanding warrants, with an exercise price of $5.50 per share; and

•	760,500 additional shares of our common stock reserved for future issuance under our equity incentive plan.

•	250,000 shares potentially issuable under the Company’s 2023 Contingent Incentive Share Award grant to senior management.

•	100,000 shares issuable under a consulting agreement with an advisor to the Company at $2.50 per share.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our common stock or outstanding warrants to purchase shares of our common stock. To the extent that any of these outstanding options or warrants are exercised or we issue additional shares under our equity incentive plans, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into an Equity Distribution Agreement, dated December 13, 2024, with Maxim Group LLC (“Sales Agent”). The Equity Distribution Agreement relates to the sale of shares of our common stock offered by this prospectus. In accordance with the terms of the Equity Distribution Agreement, we may sell shares of our common stock for an aggregate offering price of up to $3,005,000 from time to time through or to the Sales Agent, acting as sales agent or principal, subject to certain limitations, including the number or dollar amount of shares registered under the registration statement to which the offering relates. The sales, if any, of shares made under the Equity Distribution Agreement will be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. We may instruct the Sales Agent not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Sales Agent may suspend the offering of common stock upon notice and subject to other conditions.

Each time we wish to issue and sell common stock under the Equity Distribution Agreement, we will notify the Sales Agent of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed such designated Sales Agent, unless such Sales Agent declines to accept the terms of the notice, such Sales Agent has agreed to use its commercially reasonable efforts consistent with such agent’s normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Sales Agent under the Equity Distribution Agreement to sell our common stock is subject to a number of conditions that we must meet.

We will pay the Sales Agent commission for its services in acting as agent in the sale of common stock. The Sales Agent will be entitled to a commission equal to 3.0% of the gross proceeds from the sale of common stock offered hereby. In addition, we have agreed to reimburse the Sales Agent upon request for its actual, reasonable and documented out-of-pocket costs and expenses incurred in connection with the Equity Distribution Agreement, including the settlement and DTC fees, and the actual and documented fees and out-of-pocket expenses of its legal counsel, in an amount not to exceed: (i) $10,000 prior to the initial filing of the Registration Statement; (ii) $40,000 in connection with establishment of the Offering, and (iii) $5,000 per calendar quarter. In accordance with Financial Industry Regulatory Authority, Inc. Rule 5110, these fees and reimbursed expenses are deemed sales compensation in connection with this offering. We estimate that the total expenses for the offering, excluding compensation payable to the Sales Agent under the terms of the Equity Distribution Agreement, will be approximately 100,000.

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Settlement for sales of common stock will generally occur on the first full trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The actual proceeds to us will vary depending on the number of shares sold and the prices of such sales. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, and proceeds to us, if any, are not determinable at this time.

In connection with the sale of the common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act and Exchange Act.

Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agents may agree upon. There is no arrangement for funds to be received in escrow, trust, or similar arrangement.

The offering of our common stock pursuant to this prospectus will terminate upon the earlier of (i) the sale of all of our common stock provided for in this prospectus or (ii) termination of the Equity Distribution Agreement as provided therein.

This prospectus in electronic format may be made available on a website maintained by the Sales Agent and the Sales Agent may distribute this prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the Equity Distribution Agreement. A copy of the Equity Distribution Agreement is attached hereto as an exhibit.

Other Relationships

The Sales Agent and/or its affiliates have and may in the future provide, various investment banking and other financial services for us, for which services they have received and may in the future receive customary fees. From time to time, the Sales Agent and its affiliates may also effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus, we have no present arrangements with the Sales Agent for any further services. To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. You can access complete information by referring to our amended and restated articles of incorporation, as amended (“articles of incorporation”) and amended and restated bylaws, as amended (the “bylaws”), which are filed as exhibits to the registration statement of which this prospectus forms a part.

General

Our articles of incorporation authorize the issuance of up to 150,000,000 shares of common stock, par value of $0.002 per share, and 2,000,000 shares of preferred stock, par value of $0.001 per share.

As of December 13, 2024, there were:

•	6,154,724 shares of our common stock outstanding; and
•	no shares of our preferred stock designated or outstanding.

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Description of Common Stock

The following is a description of the rights and privileges of our common stock and related provisions of our articles of incorporation, our bylaws, and applicable provisions of Wyoming law. This description is qualified in its entirety by, and should be read in conjunction with, our articles of incorporation and bylaws and the applicable provisions of Wyoming law.

Voting Rights

Holders of our common stock are entitled to cast one vote per share. Holders of our common stock are not entitled to cumulative voting in the election of directors. Generally, an action is approved by our stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, except in a contested director election where directors are elected by a plurality of the votes cast.

Dividend Rights

Holders of our common stock share ratably (based on the number of shares of our common stock held) if and when any dividend is declared by our board of directors (“Board”) out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, our common stock with respect to the payment of dividends.

Liquidation Rights

On our liquidation, dissolution or winding up, each holder of our common stock will be entitled to a pro rata distribution of the net assets, if any, available for distribution to common stockholders after payment of liabilities and after the satisfaction of any liquidation preference, if any, owed to the holders of any preferred stock.

Other Matters

No shares of our common stock are subject to redemption or have preemptive rights to purchase additional shares of our common stock. Holders of shares of our common stock do not have subscription, redemption or conversion rights.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock could render it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Trading

Our common stock is listed on The Nasdaq Stock Market under the symbol “BTBD.” Warrants to purchase shares of common stock trade on The Nasdaq Stock Market under the symbol “BTBDW.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company as our transfer agent and registrar for our common stock and warrant agent for our warrants. Its address is 1 State Street, 30th Floor, New York, NY 10004, its telephone number is (212) 509-4000 and its email address is cstmail@continentalstock.com.

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Description of Preferred Stock

The following description sets forth certain general terms of the shares of our preferred stock to which any prospectus supplement may relate. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our articles of incorporation, the applicable articles supplementary that describes the terms of the related class or series of our preferred stock, and our bylaws, each of which we will make available upon request.

Subject to the limitations prescribed by Wyoming law and our articles of incorporation and bylaws, our Board is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of our Board of Directors or duly authorized committee thereof.

IPO Warrants

On November 12, 2021, we completed an initial public offering of units consisting of one share of common stock and one warrant to purchase one share of common stock (the “IPO”). The following summary of certain terms and provisions of the warrants that we sold in our IPO (the “IPO Warrants”) plus the additional IPO Warrants issued as a result of the exercise, in part, of the underwriter’s over-allotment option in the IPO, is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us and Continental Stock Transfer & Trust Company, LLC, as warrant agent, and the form of warrant.

Exercise of Warrants

The IPO Warrants are exercisable at any time until 5:00 P.M. New York City time on November 11, 2026. The IPO Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the IPO Warrants under the Securities Act, is effective and available for the issuance of such shares of common stock, or an exemption from registration under the Securities Act is available for the issuance of such shares of common stock, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the common stock underlying the IPO Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such common stock, the holder may, in its sole discretion, elect to exercise the IPO Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the IPO Warrant. No fractional shares of common stock will be issued in connection with the exercise of an IPO Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Price

The exercise price per share purchasable upon exercise of the IPO Warrants is $5.50 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock and also upon any distributions of assets, including cash, stock or other property to our shareholders.

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Redemption

We may call the IPO Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to the warrant holders; and

•

if, and only if, the reported last sale price of the common stock equals or exceeds $8.25 (subject to adjustment), or 150% of the warrant exercise price, for any 20 consecutive trading days ending on the third trading day prior to the date we send the notice of redemption to the warrant holders.

We may exercise our redemption right even if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws and we are unable to effect such registration or qualification, subject to our obligation in such case to use our best efforts to register or qualify the shares of common stock under the blue sky laws of the state of residence in those states in which the warrants were initially offered by us in this offering.

Transferability

Subject to applicable laws, the IPO Warrants are freely tradeable and may be offered for sale, sold, transferred or assigned without our consent.

Warrant Agent

The IPO Warrants were issued in registered form under a warrant agent agreement between Continental Stock Transfer, as warrant agent, and us. The IPO Warrants shall be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Representative Warrants Issued in the IPO

In connection with IPO, we issued to Maxim and Joseph Gunnar & Co., LLC, as the representatives of the several underwriters named below (the “Representatives”), warrants to purchase up to an aggregate of 192,000 shares of common stock, or 8% of the aggregate number of shares of common stock sold in the IPO. The representative warrants are exercisable at any time, and from time to time, in whole or in part, until November 11, 2026. The warrants are exercisable for cash or on a cashless basis at an exercise price equal to $5.50 per share, subject to adjustment. The representative warrants provide for adjustment in the number and exercise price of such warrants (and the shares of common stock underlying such warrants) to prevent dilution in the event of a forward or reverse stock split, stock dividend or similar recapitalization or future financing undertaken by the Company.

Stock Options

As of December 13, 2024, we had options outstanding to purchase an aggregate of 689,500 shares of common stock that were issued under our equity compensation plans including 250,000 shares covered by a Contingent Share Award agreement with Senior Management and 100,000 shares issuable a warrant issued to a Consultant to the Company. As of December 13, 2024, there were 760,500 shares of common stock reserved for future issuance under our equity incentive plan.

Anti-Takeover Effects of our Articles of Incorporation and Bylaws

General

The provisions of Wyoming law, our articles of incorporation and our bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our Company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

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Wyoming Anti-Takeover Laws

The Wyoming Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.”  This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Wyoming corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part.  The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%.  A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares.  The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation.  Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.  The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act.  An Issuing Corporation is a Wyoming corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Wyoming; and (2) does business in Wyoming directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Wyoming.  Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met.  At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Wyoming “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company.  This statute prevents an “interested stockholder” and a resident domestic Wyoming corporation from entering into a “combination,” unless certain conditions are met.  The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof.  A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares.  If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Wyoming’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if they cannot obtain the approval of our board of directors.

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Articles of Incorporation and Bylaw Provisions

Our articles of incorporation and our bylaws include several provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

•

Board of directors’ vacancies. Our articles of incorporation and bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by our board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

•

Special meeting of stockholders. Our bylaws provide that special meetings of our stockholders may be called only by our board of directors, the Chairman of our board of directors, our Chief Executive Officer or our President, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

•

Advance notice requirements for stockholder proposals and director nominations. Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

•

No cumulative voting. The Wyoming Business Corporation Act provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s articles of incorporation provide otherwise. Our articles of incorporation do not provide for cumulative voting.

•

Issuance of undesignated preferred stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 2,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Wyoming Business Corporation Act (“WBCA”) provides that a Wyoming corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. may indemnify. Further, the WBCA provides that a corporation may indemnify an individual who is a party to a proceeding because the individual is a director against liability incurred in the proceeding if:(i) the director conducted himself or herself in good faith; and, (ii) he or she reasonably believed that his or her conduct was in or at least not opposed to the corporation's best interests; and (iii) in the case of any criminal proceeding, the director had no reasonable cause to believe his or her conduct was unlawful. In addition, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation: (i) to the same extent as a director; and (ii) if he or she is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract, except for: (A) liability in connection with a proceeding by or in the right of the corporation other than for expenses incurred in connection with the proceeding; or (B) liability arising out of conduct that constitutes: (I) receipt by the officer of a financial benefit to which he is not entitled; (II) an intentional infliction of harm on the corporation or the shareholders; or (III) An intentional violation of criminal law.

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Our articles of incorporation and bylaws include provisions requiring us to indemnify, to the fullest extent permitted by law, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, or investigative, by reason that he or she, or his or her testator or intestate, is or was a director or officer of the Company, or serves or served at any other enterprise as a director or officer at the request of the Company.

We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding related to such individuals serving as our directors, executive officers or employees. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Please read “Item 17. Undertakings” for more information on the SEC’s position regarding such indemnification provisions.

LEGAL MATTERS

The validity of the securities being offered by this prospectus is being passed upon for us by Ruffa & Ruffa, P.C., Long Beach, New York, which is acting as securities counsel to BT Brands, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of BT Brands, Inc. appearing in BT Brands, Inc.’s Annual Report (Form 10-K) for the years ended December 31, 2023, and January 1, 2023, have been audited by Boulay PLLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE TO FIND ADDITIONAL INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act with respect to the common stock that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the common stock that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement of which this prospectus forms a part, including the exhibits and schedules to the registration statement, and the reports, statements or other information we file with the SEC are all available on the SEC’s website at http://www.sec.gov. You may also access our SEC filings free of charge on our website at http://www.itsburgertime.com. You should not consider information on our website to be part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

This prospectus incorporates by reference the documents set forth below that have been previously filed or furnished, as applicable, with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on April 1, 2024;

•

Our Quarterly Reports on Form 10-Q for the quarter ended June 30, 2024, as filed with the SEC on August 14, 2024, as amended by Amendment No. 1 thereto filed with the SEC on August 15, 2024; and for the quarter ended March 31, 2024, filed with the SEC on May 15, 2024;

•	Our Current Reports on Form 8-K, as filed with the SEC on February 21, 2024, June 10, 2024, October 28, 2024 and December 10, 2024; and

•	The description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on November 12, 2021.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

BT Brands, Inc.

405 Main Avenue West

Suite 2D

West Fargo, ND 58078

(701) 277-0080

Website: www.itsburgertime.com

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at www.dtst.com/sec-filings. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or any accompanying prospectus supplement.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

THE INFORMATION CONTAINED ON, OR ACCESSIBLE THROUGH, OUR WEBSITE IS NOT INCORPORATED INTO AND DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

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Up to $3,005,000

Shares of Common Stock

Prospectus

Maxim Group LLC

                                , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses payable by the registrant in connection with the issuance and distribution of the common stock being registered, other than underwriting discounts and commissions, are set forth in the following table (all amounts except the registration fee are estimated):

SEC registration fee	$3,827.50
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Miscellaneous expenses	(1)
Total	150,000 (1)

_______________

(1)

Fees depend on number of issuances and amount of securities sold and accordingly cannot be estimated at this time. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus.

Item 15. Indemnification of Directors and Officers

The registrant is incorporated under the laws of the State of Wyoming. Section 17-16-852 of the Wyoming Business Corporation Act (“WBCA”) provides that a Wyoming corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. may indemnify. Section 17-16-851 of the WBCA provides that a corporation may indemnify an individual who is a party to a proceeding because the individual is a director against liability incurred in the proceeding if:(i) the director conducted himself or herself in good faith; and, (ii) he or she reasonably believed that his or her conduct was in or at least not opposed to the corporation’s best interests; and (iii) In the case of any criminal proceeding, the director had no reasonable cause to believe his or her conduct was unlawful. In addition, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation: (i) to the same extent as a director; and (ii) if he or she is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract, except for: (A) liability in connection with a proceeding by or in the right of the corporation other than for expenses incurred in connection with the proceeding; or (B) liability arising out of conduct that constitutes: (I) receipt by the officer of a financial benefit to which he is not entitled; (II) an intentional infliction of harm on the corporation or the shareholders; or (III) An intentional violation of criminal law.

The registrant’s articles of incorporation and bylaws include provisions requiring the registrant to indemnify, to the fullest extent permitted by law, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, or investigative, by reason that he or she, or his or her testator or intestate, is or was a director or officer of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation.

We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding related to such individuals serving as our directors, executive officers or employees. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

Insofar as the foregoing provisions permit indemnification of directors, officer or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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ITEM 16.  EXHIBITS.

Exhibit Number	Description
1.1	Form of underwriting agreement for common stock.#
1.2	Equity Distribution Agreement, dated as of December 13, 2024, by and between BT Brands, Inc. and Maxim Group LLC*+
3.1	Articles of Incorporation of BT Brands, Inc. a Wyoming corporation.*
3.2	Amendment to Articles of Incorporation to effectuate a 2-for-1 combination of outstanding shares.*
3.3	Amendment to Articles of Incorporation to increase the number of authorized shares of common stock.*
3.4	Bylaws of BT Brands, Inc., a Wyoming corporation.*
4.1	Specimen stock certificate evidencing shares of common stock (incorporated by reference to exhibits to the registrant’s registration statement on Form S-1 filed on August 13, 2019).
4.2

Form of Warrant Agreement by and between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to exhibits to the registrant’s registration statement on Form S-1/A filed on October 15, 2021).

4.3	Form of Global Warrant (Exhibit A to the Form of Warrant Agreement filed as Exhibit 4.2)
5.1	Opinion of Ruffa & Ruffa, P.C. relating to base prospectus and the equity distribution agreement prospectus.*
23.1	Consent of Boulay PLLP.*
23.2	Consent of Ruffa & Ruffa, P.C. (included in Exhibit 5.1)*
24.1	Powers of Attorney (included on signature page to this Registration Statement)*
107	Calculation of Filing Fee Table.*

# To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

* Filed herewith

 + Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any such omitted Exhibit or Schedules to the Securities and Exchange Commission upon request.

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ITEM 17.  UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, (the “Securities Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on December 13, 2024.

BT BRANDS, INC.

Date: December 13, 2024	By:	/s/ Kenneth Brimmer
Kenneth Brimmer
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Gary Copperud and Kenneth Brimmer, or any of them his true and lawful agent, proxy and attorney in fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)) together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney in fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys in fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended this registration statement has been signed by the following persons in the following capacities on the dates indicated.

Signature		Title	Date

By:	/s/Gary Copperud	Chief Executive Officer and Director	December 13, 2024
	Gary Copperud	(Principal Executive Officer)

By:	/s/Kenneth Brimmer	Chief Operating Officer and Chief Financial Officer and Chairman	December 13, 2024
	Kenneth Brimmer	(Principal Financial and Accounting Officer)

By:	/s/ Alan Anderson	Director	December 13, 2024
Alan Anderson

By:	/s/ Teri Tochihara Dirks	Director	December 13, 2024
Teri Tochihara Dirks

By:	/s/ Fred Croci	Director	December 13, 2024
Fred Croci

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